UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 13, 2013, MEMC Electronic Materials, Inc. (the “Company” or “MEMC”) issued a press release reporting results of operations for the fourth quarter and full year ended December 31, 2012. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. Also furnished as Exhibit 99.2 to this Form 8-K is a slide presentation that will be presented by the Company on its earnings call on February 13, 2013.
MEMC makes reference to certain non-GAAP financial measures including non-GAAP revenue, non-GAAP net sales, non-GAAP gross margin, non-GAAP income (loss) per share, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP free cash flow. The press release contains a reconciliation of each non-GAAP measure to the directly comparable GAAP measure.
These non-GAAP measures of non-GAAP revenue, non-GAAP net sales, non-GAAP gross margin, non-GAAP income (loss) per share, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP free cash flow include adjustments to revenue in the Company’s Solar Energy (SunEdison) segment from direct sales of solar energy systems where we have received upfront partial payments and, absent real estate accounting requirements, we would have recognized revenues under the percentage of completion accounting method. The non-GAAP measures also include adjustments to non-GAAP revenue and/or profit deferred related to SunEdison’s maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers for these systems that are considered continuing involvement by SunEdison in the sold solar energy systems. This revenue is not recognized as of the reporting date under GAAP real estate accounting rules because the solar energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because SunEdison has historically experienced minimal losses related to these guarantees. For these direct sales, the sales contracts have been executed and SunEdison has either received payment in full or maintains a valid and legal note receivable for the full sales price that SunEdison expects to collect within a short period after completion of the project.
The non-GAAP measures also include revenue related to SunEdison sale-leaseback transactions accounted for as financings. This includes cash received for the legal sale of the solar energy system to the purchaser that will not be recognized as revenue under GAAP. Non-GAAP operating income (loss) includes the upfront cash margin in an amount equal to the difference between (a) the cash received as of the reporting date from SunEdison’s financing partners in sale-leaseback transactions considered financings and (b) SunEdison’s total costs to construct the solar energy systems sold under the sale-leaseback transactions. These sale-leaseback transactions are classified as financing transactions under GAAP because the system is considered integral to the land or building on which it resides and because SunEdison has continuing involvement with the system through a purchase option. This system development margin will be recognized under GAAP upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asset.
The Company believes that these non-GAAP measures represent important internal measures of performance for the SunEdison business, and better reflect SunEdison’s results from operations and near-term cash flows. Accordingly, where these measures are provided, it is done so that investors have the same financial data that management uses to evaluate the operational and financial performance of the SunEdison business. MEMC management uses these measures to manage the SunEdison business because it believes these measures are more representative of the operational health and performance of that business. These non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP and the reconciliation of each non-GAAP measure to the directly comparable GAAP measure set forth in the press release.
Non-GAAP measures included in the table of unaudited supplemental non-GAAP financial measures include adjustments for the fourth quarter of 2011 and also include special adjustments related to non-cash charges (goodwill and deferred tax asset impairments), restructuring and other costs (primarily non-cash) to streamline future operations. Management believes it is useful and more representative of the results of the continuing operations in the reporting period to have non-GAAP earnings per share reflect exclusion of these charges and unfavorable tax consequences related to world-wide income distribution. These adjusted non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.
The tables included with the press release refer to the Company’s EBITDA for the three and twelve month periods ending December 31, 2012 and 2011 as well as the quarter ended September 30, 2012. EBITDA is a non-GAAP disclosure consisting of net income (loss) attributable to MEMC stockholders plus interest expense, net, depreciation and amortization and provision for income taxes. The Company believes that EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents.
The press release also references the Company’s free cash flow for the quarter and year ended December 31, 2012 and December 31, 2011, respectively, as well as for the third quarter of 2012. The Company also believes that the non-GAAP measure of “free cash flow” is useful to help investors better understand the capital intensity of our business, including our project financing operations. In addition to other key performance indicators, the Company evaluates the performance of the solar project business on the cash generation abilities of the projects, which are typically financed at the inception of the leases, resulting in a gain on sale that is deferred and not immediately included in net income (loss).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits Item

99.1	Press release dated February 13, 2013 furnished with this Report.
99.2	Slide presentation furnished with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	February 13, 2013	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
99.1	Press release dated February 13, 2013 furnished with this Report.
99.2	Slide presentation furnished with this Report.